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                                                                    EXHIBIT 99.3


                             SMARTERKIDS.COM, INC.

     SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ____________  ___, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, revoking all prior proxies, hereby appoints David Blohm and Robert Cahill and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock, par value $.01 per share ("Common Stock") of SmarterKids.com, Inc., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote if personally present at the special seeting of stockholders of the Company to be held on ______ ___, 2001, at 10:00 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower 22nd Floor, Boston, Massachusetts 02110, and at all postponements and adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and the Proxy Statement-Prospectus dated ______ ___, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other matters relating to the approval and adoption of the combination agreement and the transactions contemplated thereby as may properly come before the special meeting or at any postponements and adjournments of the special meeting.

  The Board of Directors recommends a vote FOR the approval and adoption of the combination agreement by and among SmarterKids.com, Inc., Earlychildhood LLC, LearningStar Corp. and S-E Educational Merger Corp. and the transactions contemplated thereby.


                               SEE REVERSE SIDE

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THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IN ITEM 1.

[X]  Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1

To consider and vote upon a proposal to approve and adopt the Contribution Agreement and Plan of Reorganization and Merger by and among Earlychildhood, SmarterKids.com, Inc., LearningStar Corp., and S-E Educational Merger Corp. pursuant to which, among other things, the combination of SmarterKids.com and Earlychildhood.com will be effected by:

 .    the contribution to LearningStar by the holders of all of
     Earlychildhood's outstanding membership interests of their entire ownership interest in Earlychildhood.com such that Earlychildhood will become a wholly-owned subsidiary of LearningStar, and the holders of Earlychildhood.com membership interests and options to purchase membership interests will be entitled to receive an aggregate of 46,388,575 shares of LearningStar common stock; and

 .    the merger of S-E Educational Merger Corp. with and into SmarterKids.com such that SmarterKids.com will become a wholly-owned subsidiary of LearningStar, each issued and outstanding share of SmarterKids.com common stock will be converted into the right to receive one share of LearningStar common stock.

     [_]   FOR     [_]   AGAINST     [_]   ABSTAIN

[_]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

_______________________________________

_______________________________________

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A company or partnership must sign its full name by authorized person.

__________________________________________
       Signature of Stockholder

Date:_________________________________, 2001

__________________________________________
     Signature if held jointly

PLEASE COMPLETE, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


I/We will attend the meeting.     [_]   YES     [_]   NO